UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 12, 2021

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania, 19102
(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.07            Submission of Matters to a Vote of Security Holders.

At the Company’s 2021 Annual Meeting of Stockholders held on May 12, 2021, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

(1)	Election of ten directors for a term of one year each, to serve until their successors have been duly elected and qualified or until their earlier removal or resignation:

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

Herbert Wender	162,264,029	6,025,535	51,114	7,650,136

Brad L. Conner	163,366,877	4,926,375	47,416	7,650,136

Howard B. Culang	162,555,667	5,748,527	36,484	7,650,136

Debra Hess	165,787,109	2,505,630	47,939	7,650,136

Lisa W. Hess	162,031,328	6,269,002	40,348	7,650,136

Lisa Mumford	168,155,219	139,883	45,576	7,650,136

Gaetano Muzio	163,867,400	4,427,427	45,851	7,650,136

Gregory V. Serio	165,401,061	2,897,843	41,774	7,650,136

Noel J. Spiegel	164,351,214	3,942,862	46,602	7,650,136

Richard G. Thornberry
	167,789,273	512,222	39,183	7,650,136

(2)	Approval, by an advisory, non-binding vote, of the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
159,645,539	8,614,784	80,355	7,650,136

(3)	Approval of the Radian Group Inc. 2021 Equity Compensation Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
153,888,350	14,387,574	64,754	7,650,136

(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021:

FOR	AGAINST	ABSTAIN
172,510,284	3,418,747	61,783

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: May 12, 2021	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary